UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2024 (August 21, 2024)

IR-MED, INC.

Nevada	000-56492	84-4516398
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Zip Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2024, the board of directors (the “Board”) of IR-Med, Inc. (the “Company”) appointed Mr. Ran Ziskind to serve as its Chief Executive Officer (CEO), replacing Mr. Ronnie Klein, who had been serving as Interim CEO, effective September 1, 2024. Mr. Ziskind will also serve as the Chief Executive Officer of the Company’s wholly-owned subsidiary, IR-Med LTD., an Israeli corporation.

Mr. Ziskind, age 56, was co-founder and CEO of Galatea Ltd., a groundbreaking startup in diamond manufacturing from 2004 to 2023. Under his leadership, Galatea developed a pioneering electro-optics technology that became the industry gold standard, driving significant innovations in the field. His role encompassed a broad range of responsibilities, including spearheading research and development, managing intellectual property with a global patent portfolio, defining product specifications, and leading the company through challenging global conditions, including the 2007-2008 financial crisis, ultimately resulting in its acquisition by Sarin Technologies, the world’s leading company in the field. Prior to this, Mr. Ziskind was an engineer at Lithotech Ltd., where he contributed to the development of medical technologies, and at Eurika Ltd., where he worked on various engineering projects. Mr. Ziskind has dual degrees in mechanical engineering and management from Tzur University.

In conjunction with his appointment, the Company and Mr. Ziskind entered into an employment agreement (the “Employment Agreement”), pursuant to which he will be subject to standard confidentiality, intellectual property assignment and non-compete provisions. In addition, in consideration for his service, Mr. Ziskind will receive a monthly gross salary of NIS 6,000 until the Company raises at least $4,000,000 in funding, and following such potential capital raise, his compensation will be increased to NIS 45,000 per month, as well as will be entitled to NIS 10,000 for car expenses. Under the Employment Agreement, Mr. Ziskind will also receive 1,400,000 restricted shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an exercise price of $0.58 per share (the “Shares”). The Shares will vest over a four-year period commencing on the grant date such that (i) 350,000 of the Shares will become fully vested and exercisable on the first anniversary elapsed from the grant date and (ii) the balance will vest in six (6) bi-annual installments of 175,000 Shares, subject to Mr. Ziskind’s continued employment.

No family relationships exist between Mr. Ziskind and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Ziskind and any other person pursuant to which Mr. Ziskind was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Ziskind has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the employment terms of Mr. Ziskind is a summary only and is qualified in its entirety by reference to Exhibit 10.1.

Item 8.01 Other Events.

On August 28, 2024, the Company issued a press release relating to the appointment of Mr. Ziskind. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated August 22, 2024, between IR-Med, Inc. and Ran Ziskind.
99.1	Press release dated August 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

By:	/s/ Sharon Lefkoviz
Name:	Sharon Lefkoviz
Title:	Chief Financial Officer

Date: August 28, 2024